UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2013

First Internet Bancorp

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

001-35750	20-348991
(Commission File Number)	(IRS Employer Identification No.)

8888 Keystone Crossing, Suite 1700
Indianapolis, Indiana	46240
(Address of Principal Executive Offices)	(Zip Code)

(317) 532-7900

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of shareholders of First Internet Bancorp (the "Company") held on May 20, 2013 (the "2013 annual meeting"), the Company's shareholders approved the First Internet Bancorp 2013 Equity Incentive Plan (the "Plan"). The Plan was approved by the Company's Board of Directors on March 18, 2013, subject to shareholder approval, and became effective following such approval at the 2013 annual meeting.

The Plan will permit the Compensation Committee of the Board of Directors to make awards to employees, consultants, advisors and non-employee directors of the Company in the form of stock options, stock appreciation rights, restricted stock awards, stock unit awards and other stock-based awards. A total of 500,000 shares of common stock are reserved for issuance under the Plan. Awards may be conditioned upon the achievement of objective targets for one or more of the performance measures identified in the Plan. The Plan replaces the 2006 Stock Option Plan under which 397,000 shares of Common Stock remained available for issuance at the time the 2006 Stock Option Plan terminated. The Plan will terminate May 20, 2023, unless earlier terminated by the Board of Directors.

A more detailed description of the terms of the Plan can be found in "Proposal No. 4—Approval of the 2013 Equity Incentive Plan" (pages 22 through 29) in the Company's 2013 definitive proxy statement, which description is incorporated by reference herein. The foregoing description and the description incorporated by reference from the Company's 2013 definitive proxy statement are qualified in their entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this report.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of shareholders on May 20, 2013. Shareholders took the following actions:

•	elected seven (7) directors for one-year terms ending at the 2014 annual meeting of shareholders (Proposal 1);

•	approved, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's proxy statement (Proposal 2);

•	expressed a preference for holding future advisory votes to approve executive compensation every year. (Proposal 3);

•	approved the First Internet Bancorp 2013 Equity Incentive Plan (Proposal 4); and

•	ratified the Audit Committee's appointment of BKD LLP as the Company's independent registered public accounting firm for 2013 (Proposal 5).

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The vote tabulation for each proposal follows:

Proposal 1 – Election of Directors

Nominee	For	Against	Abstained	Broker Non-Votes
David B. Becker	660,434	-	4,574	516,926
John K. Keach, Jr.	660,434	-	4,574	516,926
David R. Lovejoy	660,434	-	4,574	516,926
Ann D. Murtlow	653,534	-	11,474	516,926
Ralph R. Whitney, Jr.	659,034	-	5,974	516,926
Jerry Williams	659,034	-	5,974	516,926
Jean L. Wojtowicz	653,534	-	11,474	516,926

Proposal 2 – Advisory Vote to Approve Executive Compensation

For	Against	Abstained	Broker Non-Votes
623,316	40,692	1,000	516,926

Proposal 3 – Frequency of Future Advisory Votes to Approve Executive Compensation

Every 1 Year	Every 2 Years	Every 3 Years	Abstained	Broker Non-Votes
366,376	14,197	274,434	10,000	516,926

Proposal 4 – Approval of the 2013 Equity Incentive Plan

For	Against	Abstained	Broker Non-Votes
470,669	194,339	-	516,926

Proposal 5 – Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstained	Broker Non-Votes
1,177,389	4,545	-	-

Based on the preference expressed by shareholders, the Board of Directors determined at its meeting on May 20, 2013, that the Company will submit a non-binding shareholder advisory vote to approve executive compensation to a vote of shareholders on an annual basis. The Company will hold future advisory votes on this basis until 2019.

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Item 8.01	Other Events.

On May 20, 2013, the Company authorized a three-for-two stock split of the shares of the Company's common stock. The stock split will be effected by the payment of a stock dividend of one-half of one share on each share of common stock to shareholders of record at the close of business on Friday, June 7, 2013. The stock dividend will be paid on Friday, June 21, 2013. A copy of the press release announcing the stock split is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	First Internet Bancorp 2013 Equity Incentive Plan (incorporated by reference to Appendix A to the Registrant's Definitive Proxy Statement on Schedule 14A filed April 19, 2013).

99.1	Press release of Registrant dated May 21, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2013

FIRST INTERNET BANCORP

By:	/s/ Kay E. Whitaker
Kay E. Whitaker, Senior Vice President- Finance and Chief Financial Officer

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EXHIBIT INDEX

Number	Description	Method of filing
10.1	First Internet Bancorp 2013 Equity Incentive Plan (incorporated by reference to Appendix A to the Registrant's Definitive Proxy Statement on Schedule 14A filed April 19, 2013).	Filed herewith
99.1	Press release dated May 21, 2013.	Filed herewith

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